Exhibit 99.1
P.O. BOX 3795      HOUSTON, TEXAS 77253           TEL 832 357 3000           FAX 832 357 5503

For more information:	Dennis Barber, Investor Relations: 832-357-3042
Laurie Fickman, Media Relations: 832-357-7720
www.rrienergy.com

For immediate release:	November 23, 2010
RRI Energy Adopts Shareholder Rights Plan
That May Lead to Preservation of
Net Operating Losses Value
HOUSTON — RRI Energy, Inc. has amended its existing Shareholder Rights Agreement to potentially preserve approximately $1.5 billion of Net Operating Losses (NOLs). Previously the company had expected that the proposed merger with Mirant Corporation to form GenOn Energy, Inc. would cause an ownership change, as defined in Section 382 of the Internal Revenue Code, limiting the amount of pre-merger NOLs that GenOn could use to reduce its post-merger federal income tax liability by offsetting future taxable income.
Recently the company received guidance from the Internal Revenue Service that specifies the methodology to be used in determining whether an ownership change has occurred when a shareholder owns interests in both of the merging companies immediately prior to the merger. In addition, a recent review of SEC filings conducted by RRI Energy indicates it is possible that the extent of overlapping shareholders of Mirant and RRI Energy immediately prior to the merger may be such that the merger would not cause an ownership change for RRI Energy and therefore would not impact the future use of RRI Energy’s pre-merger NOLs. Accordingly, RRI Energy, Inc.’s Board of Directors amended its existing Shareholder Rights Agreement.
The merger is expected to be completed before the end of this year. After the merger is completed, GenOn Energy will perform an analysis to determine whether there were sufficient overlapping shareholders immediately prior to the merger to preclude an ownership change. If it is determined that there has not been an ownership change as of the date of the merger, the addition of new five-percent owners could cause the 50% ownership change threshold to be exceeded. Five-percent shareholders do not include certain institutional holders, such as mutual fund companies, that hold RRI Energy stock on behalf of several individual mutual funds where no single fund owns 5% or more of RRI Energy stock.
In an effort to reduce the chance that future changes in share ownership would limit the use of RRI Energy’s pre-merger NOLs, the amendment:
•	Reduces the ownership trigger from 15% to 4.99% utilizing section 382 of the Internal Revenue Code definition of “beneficial ownership”

•	Extends the expiration date to November 2013

•	Exempts certain shareholders

•	Pre-existing RRI shareholders owning 4.99% or more (but does not allow additional share purchases by those shareholders)

•	GenOn shareholders owning 4.99% or more as a result of the merger (but does not allow additional share purchases by those shareholders)
•	Provides that the Board of Directors may exempt certain persons or transactions in the best interests of RRI Energy
As a result of the amendment, the RRI Energy Rights Agreement is now similar to tax benefit preservation plans adopted by many other public companies with significant NOLs.
In the event that the final analysis of overlapping shareholders indicates that a 50% ownership change has occurred as a result of the merger with Mirant, the Board of Directors will redeem the Shareholder Rights Agreement at that time.
The amendment provides that the Shareholder Rights Agreement will expire at the adjournment of the first annual meeting of GenOn Energy unless the shareholders approve the Shareholder Rights Agreement, as amended.
Additional information regarding this amendment to the Shareholder Rights Agreement will be contained in a Form 8-K that RRI Energy will file with the Securities and Exchange Commission today.
About RRI Energy, Inc.
RRI Energy, Inc. (NYSE:RRI) based in Houston, provides electricity to wholesale customers in the United States. The company is one of the largest independent power producers in the nation with more than 14,000 megawatts of power generation capacity across the United States. These strategically located generating assets use natural gas, fuel oil and coal. RRI routinely posts all important information on its web site at www.rrienergy.com.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income, capital structure and other financial items, our plans and objectives for future operations or about our future economic performance, possible transactions, dispositions, financings or offerings, and our view of economic and market conditions. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “think”, “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.
Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, statements about the benefits of the proposed merger involving us and Mirant Corporation, including our future financial position and operating results and the expected timing or ability to obtain necessary approvals and satisfy conditions to complete the merger and the related financings, legislative, regulatory and/or market developments, our ability to use our net operating losses and other deferred tax assets to reduce future tax payments, the possibility that the Rights Agreement may fail to dissuade an investor from effecting an “ownership change” by either increasing or reducing its ownership of shares of our common stock, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emission allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness and other factors we discuss or refer to in the “Risk Factors” sections of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC). Our filings and other important information are also available on the Investor Relations page of our website at www.rrienergy.com.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Additional Information and Where To Find It
This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between us and Mirant, we filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of us and Mirant and that also constitutes a prospectus of us. The registration statement was declared effective by the SEC on September 13, 2010. We and Mirant urge investors and shareholders to read the registration statement, and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that is a part of the registration statement, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from our website (www.rrienergy.com) under the tab “Investor Relations” and then under the heading “Company Filings.” You may also obtain these documents, free of charge, from Mirant’s website (www.mirant.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”
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